EXHIBIT 5.1
[LETTERHEAD OF CONYERS DILL & PEARMAN]
7 October 2005

Weatherford International Ltd.	DIRECT LINE:	(441) 299-4903
515 Post Oak Boulevard	E-MAIL:	KLLefebvre@cdp.bm
Suite 600	OUR REF:	KLL/mra/327684/155247corpdocs.
Houston, Texas 77027	YOUR REF:
U.S.A.
Dear Sirs
Weatherford International Ltd. (the “Company”)
We have acted as special legal counsel in Bermuda to the Company in connection with a registration statement on form S3 filed with the U.S. Securities and Exchange Commission (the “Commission”) on 7 October 2005 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of an aggregate of 26,000,000 common shares, par value US$1.00 each (the “Common Shares) registered in the name of, and to be distributed by, Precision Drilling Corporation as a selling shareholder of the Company (the “Selling Shareholder”).
For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed the memorandum of association and the bye-laws of the Company, each certified by the Assistant Secretary of the Company on 5 October, 2005, copies of: (a) unanimous written resolutions of the members of the Company dated 10 May 2002 and 29 May 2002, (b) unanimous written resolutions of the board of directors of the Company dated 8 May 2002 and 19 August 2005, and (c) extracts from minutes of meetings of the board of directors of the Company held on 13 May 2005, 5 June 2005 and 29 September 2005 certified by the Secretary of the Company on 5 October 2005 (collectively, the “Minutes”) and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.
We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that the resolutions contained in the Minutes remain in full force and effect and have not been rescinded or amended, (e) that there is no provision of the law of any jurisdiction, other than

Weatherford International Ltd.
7 October 2005

Bermuda, which would have any implication in relation to the opinions expressed herein, (f) that upon issue of the Common Shares the Company received consideration for the full issue price thereof which was equal to at least the par value thereof.
We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the Registration Statement and the distribution of the Common Shares by the Selling Shareholder and is not to be relied upon in respect of any other matter.
On the basis of and subject to the foregoing, we are of the opinion that:
1.	The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda government authority or to pay any Bermuda government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.	Based solely upon a review of the register of members of the Company dated as of 7 October, 2005, prepared by American Stock Transfer & Trust Company, the branch registrar of the Company, the Common Shares are validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.
Yours faithfully
/s/ CONYERS DILL & PEARMAN
CONYERS DILL & PEARMAN